                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           THE MEN'S WEARHOUSE, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

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   (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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   (4)  Proposed maximum aggregate value of transaction:

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   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

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   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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

                           THE MEN'S WEARHOUSE, INC.
                              5803 GLENMONT DRIVE
                           HOUSTON, TEXAS 77081-1701

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 2000

     Notice is hereby given that the Annual Meeting of the Shareholders of The Men's Wearhouse, Inc., a Texas corporation (the "Company"), will be held at 3:00 p.m., central daylight time, on Wednesday, June 21, 2000, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, for the following purposes:

          (1) To elect ten directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

          (2) To consider and act on a proposal to amend the Company's 1996 Stock Option Plan to increase the total number of shares of the Company's common stock, $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares;

          (3) To consider and act on a proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the total number of shares of the Company's common stock, $.01 par value, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares;

          (4) To ratify the appointment by the Board of Directors of the firm of Deloitte & Touche LLP as independent auditors for the Company for fiscal year 2000; and

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The holders of record of the Company's common stock, $.01 par value, and the holder of record of the Company's one share of Series A Special Voting Preferred Stock at the close of business on May 3, 2000, will be entitled to vote at the meeting and any adjournment(s) thereof.

                                            By Order of the Board of Directors

                                            /s/ MICHAEL W CONLON

                                            Michael W. Conlon
                                            Secretary

May 24, 2000

                                   IMPORTANT

     YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. IF YOU ATTEND THE MEETING YOU CAN VOTE EITHER IN PERSON OR BY YOUR PROXY.

                           THE MEN'S WEARHOUSE, INC.

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 21, 2000

     This proxy statement is furnished to the shareholders of The Men's Wearhouse, Inc. (the "Company"), whose principal executive offices are located at 5803 Glenmont Drive, Houston, Texas 77081-1701, and at 40650 Encyclopedia Circle, Fremont, California 94538-2453, in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Shareholders to be held at 3:00 p.m., on Wednesday, June 21, 2000, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, or any adjournment(s) thereof (the "Annual Meeting").

     Proxies in the form enclosed, properly executed by shareholders and received in time for the meeting, will be voted as specified therein. If a shareholder does not specify otherwise, the shares represented by his or her proxy will be voted "FOR" the nominees for director listed therein, "FOR" the proposal to amend the 1996 Stock Option Plan to increase the total number of shares of the Company's Common Stock, $.01 par value ("Common Stock"), with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares, "FOR" the proposal to amend the 1992 Non-Employee Director Stock Option Plan to increase the total number of shares of Common Stock with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares and "FOR" ratification of the appointment of the Company's independent auditors. The giving of a proxy does not preclude the right to vote in person should the person giving the proxy so desire, and the proxy may be revoked at any time before it is exercised by written notice delivered to the Company at or prior to the meeting.

     This Proxy Statement is being mailed on or about May 24, 2000, to the holders of record of Common Stock and the holder of record of the Company's one share of Series A Special Voting Preferred Stock ("Series A Preferred Stock") on May 3, 2000 (the "Record Date"). At the close of business on the Record Date, there were outstanding and entitled to vote 41,006,259 shares of Common Stock, and only the holders of record on such date shall be entitled to vote at the Annual Meeting. Such holders will be entitled to one vote per share on each matter presented at the Annual Meeting. As of the Record Date, the one share of Series A Preferred Stock is entitled to an aggregate of 683,605 votes and votes together with the Common Stock as a single class. Accordingly, the Common Stock and the Series A Preferred Stock constitute a class with an aggregate of 41,689,864 votes (the "Aggregate Vote"). The trustee who holds the share of Series A Preferred Stock must vote such share in accordance with instructions from the holders of the Exchangeable Shares ("Exchangeable Shares") issued by Moores Retail Group Inc. ("Moores").

     The enclosed form of proxy provides a means for shareholders to vote for all of the nominees listed therein, to withhold authority to vote for one or more of such nominees or to withhold authority to vote for all of such nominees. The withholding of authority by a shareholder will have no effect on the results of the election of those directors for whom authority to vote is withheld because the Company's bylaws provide that directors are elected by a plurality of the votes cast.

     The affirmative vote of the holders of a majority of the Aggregate Vote represented in person or by proxy at the Annual Meeting is required to ratify the appointment of the Company's independent auditors and the affirmative vote of at least a majority of the total Aggregate Vote outstanding on the Record Date is required to approve the amendment to the 1996 Stock Option Plan and the amendment to the 1992 Non-Employee Director Stock Option Plan.

     The holders of a majority of the Aggregate Vote, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions are counted toward the calculation of a quorum, but are not treated as either a vote for or against a proposal. An abstention has the same effect as a vote against a proposal or, in the case of the election of directors as shares to which voting power has been withheld. Under Texas law, any unvoted position in a brokerage account with respect to any matter will be considered as not voted and will not be counted toward fulfillment of quorum requirements as to that matter. The shares held by each shareholder that signs and returns the enclosed form of proxy will be counted for purposes of determining the presence of a quorum at the meeting.

                             ELECTION OF DIRECTORS

     At the Annual Meeting, ten directors constituting the entire Board of Directors are to be elected. All directors of the Company hold office until the next annual meeting of shareholders or until their respective successors are elected and qualified or their earlier resignation or removal.

     The following persons have been nominated to fill the ten positions to be elected by the shareholders. It is the intention of the persons named in the enclosed proxy to vote the proxies for the election of the nominees named below, unless otherwise specified. Management of the Company does not contemplate that any of the nominees will become unavailable for any reason, but if that should occur before the meeting, proxies will be voted for another nominee, or other nominees, to be selected by management.

                                                                                       DIRECTOR
NAME                                    AGE         POSITION WITH THE COMPANY           SINCE
----                                    ---         -------------------------          --------
George Zimmer.........................  51    Chairman of the Board and Chief
                                                Executive Officer                        1974
David H. Edwab........................  45    President and Director                     1991
Richard E. Goldman....................  49    Executive Vice President and Director      1975
Harry M. Levy.........................  51    Executive Vice President -- Planning
                                              and Systems and Director                   1991
Robert E. Zimmer......................  76    Senior Vice President -- Real Estate
                                              and Director                               1974
James E. Zimmer.......................  48    Senior Vice President -- Merchandising
                                                and Director                             1975
Stephen H. Greenspan..................  59    Chief Executive Officer, K&G Men's
                                                Center and Director                      1999
Rinaldo Brutoco.......................  53    Director                                   1992
Michael L. Ray........................  61    Director                                   1992
Sheldon I. Stein......................  46    Director                                   1995

     George Zimmer, together with Robert E. Zimmer and Harry M. Levy, founded The Men's Wearhouse as a partnership in 1973 and has served as Chairman of the Board of the Company since its incorporation in 1974. George Zimmer served as President from 1974 until February 1997 and has served as Chief Executive Officer of the Company since 1991.

     David H. Edwab joined the Company in February 1991 and was elected Senior Vice President, Treasurer and Chief Financial Officer of the Company. In February 1993, he was elected Chief Operating Officer of the Company. In February 1997, Mr. Edwab was elected President of the Company. He was elected a director of the Company in 1991.

     Richard E. Goldman joined The Men's Wearhouse in 1973 shortly after its inception and has served as Executive Vice President and a director of the Company since 1975. Mr. Goldman is responsible for the overall marketing and advertising for the Company.

     Harry M. Levy served as a Vice President of the Company from December 1979 to February 1992, at which time he was elected Senior Vice President and Chief Information Officer of the Company. In May 1998, Mr. Levy was named Executive Vice President. He was elected a director of the Company in November 1991.

     Robert E. Zimmer has served as Senior Vice President and a director of the Company since its incorporation in 1974 and is primarily responsible for new store site selection and arrangements.

     James E. Zimmer has served as Senior Vice President and a director of the Company since 1975 and works primarily with the Chief Operating Officer in coordinating the Company's merchandising function.

     Stephen H. Greenspan joined the Company in June 1999 and was appointed the Chief Executive Officer, K&G Men's Center and a director of the Company following the closing of the merger of a wholly owned subsidiary of the Company with K&G Men's Center, Inc. on June 1, 1999. Mr. Greenspan founded K&G in December 1989, and served as the Chairman of the Board, President and Chief Executive Officer of K&G since its incorporation.

     Rinaldo Brutoco is and has been since January 2000, Chief Executive Officer of ShangriLa Consulting, Inc. Prior to that Mr. Brutoco was President and Chief Executive Officer of Dorason Corporation for more than the past five years. ShangriLa Consulting, Inc. is affiliated with the ShangriLa Group, a privately held consulting and merchant banking concern. In addition, through October 1998, Mr. Brutoco served as the Chief Executive Officer and a director of Red Rose Collection, Inc., a San Francisco-based mail order catalog and retail company.

     Michael L. Ray has been on the faculty at Stanford University since 1967 and is currently the John G. McCoy -- Banc One Corporation Professor of Creativity and Innovation and of Marketing Emeritus at Stanford's Graduate School of Business. Professor Ray is a social psychologist with training and extensive experience in advertising and marketing management and has served as a private consultant to numerous companies since 1965. He is also President and Chief Creative Officer of Insight Out Collaborations Inc. and a director of Gardenburger, Inc.

     Sheldon I. Stein is a Senior Managing Director of Bear, Stearns & Co. Inc. ("Bear Stearns") and oversees its United States regional investment banking offices. Mr. Stein joined Bear Stearns in August 1986. He is a director of Home Interiors & Gifts, Inc., Fresh America Corp., Precept Business Services, Inc., Tandycrafts, Inc. and is a Trustee of Brandeis University.

     George Zimmer and James E. Zimmer are brothers, and Robert E. Zimmer is their father.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

     During the fiscal year ended January 29, 2000, the Board of Directors held five meetings.

     The Board of Directors has an audit committee that is comprised of Messrs. Stein (Chairman), Brutoco and Ray. It is the duty of the audit committee to review the Company's financial information and internal controls, review with the Company's independent public accountants the plan, scope and results of the annual audit of the Company's financial statements, and to make recommendations to the Board of Directors as to the selection of independent public accountants. During the fiscal year ended January 29, 2000, the audit committee held one meeting.

     The Company has a compensation committee comprised solely of non-employee directors, Messrs. Stein (Chairman) and Ray. It is the duty of the compensation committee to consider and approve, on behalf of the Board of Directors, adjustments to the compensation of the executive officers of the Company and the implementation of any compensation program for the benefit of any executive officer of the Company. During the fiscal year ended January 29, 2000, the compensation committee held one meeting.

     During the fiscal year ended January 29, 2000, no director attended fewer than 75% of all of the meetings of the Board of Directors and of any committee of which such director was a member, except for James E. Zimmer who attended three of five meetings.

     The Board of Directors has no executive or nominating committee. Director nominees are determined by the Board of Directors, and nominees proposed by shareholders will not be considered.

                  PROPOSAL TO AMEND THE 1996 STOCK OPTION PLAN

     On March 25, 2000, the Board of Directors of the Company approved, subject to shareholder approval, an amendment to The Men's Wearhouse, Inc. 1996 Stock Option Plan (the "1996 Option Plan") to increase the total number of shares of Common Stock with respect to which options under the plan may be granted from 1,125,000 shares to 1,850,000 shares. There are currently 234,577 shares available for the grant of future options under the 1996 Option Plan. As amended, and after giving effect to past stock dividends, the 1996 Option Plan will provide for the grant of options to purchase up to 1,850,000 shares of Common Stock of which 959,577 shares will be available for the grant of future options. The individuals eligible to participate in the 1996 Option Plan are such full-time key employees, including officers and employee directors, of the Company or of any parent or subsidiary corporation, or, solely with respect to non-statutory options granted under the 1996 Option Plan, any entity affiliated with the Company under section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), as the Stock Option Committee of the Board of Directors, which administers the 1996 Option Plan, may determine from time to time; provided however, George Zimmer, Richard E. Goldman, Robert
E. Zimmer and James E. Zimmer are not eligible to participate in the 1996 Option Plan. Options granted under the 1996 Option Plan may be either options intended to be "incentive stock options" within the meaning of section 422 of the Code (an "incentive stock option") or non-statutory stock options that would not constitute incentive stock options (a "non-statutory stock option"). Options granted under the 1996 Option Plan must be exercised within the ten years from the date of grant, and, unless otherwise provided by the Stock Option Committee, vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of the grant. The price at which shares may be purchased pursuant to a non-statutory option may not be less than 50% of the fair market value of the shares of Common Stock on the date the option is granted. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, the option price of any incentive stock option granted under the 1996 Option Plan may not be less than 110% of the fair market value of the Common Stock on the date of the grant, and the exercisable period may not exceed five years from the date of the grant. With respect to any other eligible employee, the option price of any incentive stock option granted under the 1996 Option Plan may not be less than 100% of such fair market value.

     Options granted under the 1996 Option Plan are not transferable by the optionee other than by will or under the laws of descent and distribution. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee terminated employment with the Company for any reason other than death, disability or retirement of the optionee. During such one-month period, the optionee may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of disability of an optionee and before the date of expiration of the option, the option terminates on the earlier of such date of expiration or one year following the date of severance, during which period the optionee may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the death of the optionee, the option terminates on the earlier of the date of expiration of the option or one-year following the date of death. In the event of the retirement of the optionee, a non-statutory option terminates on the earlier of the date of expiration of the option or one year following the date of retirement. In the event of the death, disability or retirement of the optionee, the optionee or, in case of death, the executors or administrators of the optionee or other person to whom his or her option may be transferred by will or by the laws of descent and distribution, may exercise the option in respect of the number of shares that were vested on the date of the optionee's severance due to disability, death or retirement.

     No optionee will recognize income upon the grant of an option under the 1996 Option Plan. Upon the exercise of any portion of a non-statutory stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company ordinarily will be entitled to a deduction for compensation expense in an amount equal to the amount of such ordinary income, subject to certain limitations that apply if the optionee's aggregate compensation is greater than $1 million. There is also a withholding requirement on the date of exercise. Although compensation income in excess of $1 million may not, under certain circumstances, be deductible by the Company, the Company does not anticipate that the optionee's compensation will exceed the $1 million limit on deductions. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term (depending on how long the shares were held) capital gain or loss equal to the excess of the amount realized by him or her upon such disposition over the fair market value of the shares on the date he or she exercised the option.

     Generally, in the case of an incentive stock option, if the optionee does not dispose of shares acquired pursuant to the exercise of such option within two years from the date the option was granted or within one year after the shares were transferred to him or her, no income would be recognized by the optionee by reason of his or her exercise of the option. However, for purposes of the optionee's alternative minimum tax computation, the excess of the fair market value of the acquired shares as of the date of exercise over the exercise price may constitute taxable income. Upon a subsequent disposition of acquired shares, the difference between the option price and the amount realized would be treated as long-term capital gain or loss. If an optionee does not dispose of his or her shares acquired pursuant to his or her exercise of an incentive stock option before the end of the two-year or one-year holding period noted above, the Company would not be entitled to any deduction in connection with the grant or exercise of the option or the disposition of the acquired shares. On the other hand, if an optionee disposes of shares acquired pursuant to his or her exercise of an incentive stock option before the end of the two-year or one-year holding periods, the optionee would be treated as having received, at the time of disposition, compensation equal to the excess of the fair market value of the shares at the time of exercise (or, in the case of a sale in which a loss would be recognized, the amount realized on the sale, if less) over the option price. This amount of compensation would be taxable as ordinary income. In addition, any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long-term or short-term capital gain, depending on how long the shares were held. Subject to the $1 million limitation discussed above, the Company ordinarily would be entitled to a deduction at the same time, and in the same amount, as the compensation that is treated as being received by the optionee.

     As of May 17, 2000, the closing price of a share of Common Stock on The Nasdaq Stock Market was $22.75.

     The following table sets forth the options granted under the 1996 Option Plan to the following individuals on February 1, 2000:

                                                               NUMBER     EXERCISE PRICE
NAME                                                          OF SHARES    PER SHARE $
----                                                          ---------   --------------
George Zimmer...............................................        --           --
David H. Edwab..............................................    40,000        23.63
Eric Lane...................................................   115,000        23.63
Charles Bresler.............................................    97,500        23.63
James E. Zimmer.............................................        --           --
All executive officers as a group (17 persons)..............   311,500        23.63

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE 1996 OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN.

       PROPOSAL TO AMEND THE 1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     On March 25, 2000, the Board of Directors approved, subject to approval by the shareholders, an amendment to the Company's 1992 Non-Employee Director Stock Option Plan (the "Director Plan") to increase the total number of shares of Common Stock with respect to which options under the plan may be granted from 67,500 shares to 117,500 shares. There are currently 14,250 shares available for the grant of future options under the Director Plan. As amended, after giving effect to past stock dividends, the Director Plan will provide for the grant of options to purchase up to 117,500 shares of Common Stock, of which 64,250 shares will be available for the grant of future options. There are currently three non-employee directors of the Company who are eligible to participate in the Director Plan. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant.

     Options granted under the Director Plan must be exercised within ten years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the optionee ceases to serve as a director of the Company for any reason other than death, disability or retirement of the director. If an optionee dies while serving as a director of the Company or ceases to be a director as a result of disability or retirement, the option terminates on the earlier of the date of expiration of the option or one year following the date on which he or she ceased to be a director. The optionee or, in the case of death, the executors or administrators of the optionee or other person to whom his or her option may be transferred by will or by the laws of descent and distribution may exercise the option with respect to the number of shares that were vested on the date of death, disability or retirement.

     No optionee will recognize income upon the grant of an option under the Director Plan. Upon the exercise of any portion of a stock option, the optionee will recognize taxable ordinary income equal to the excess of the fair market value of the shares so acquired as of the date of exercise over the option price paid for such shares. The Company receives a deduction for compensation expense in an amount equal to the amount of such ordinary income, and there is a withholding requirement on the date of exercise. Upon disposition of the shares acquired upon the exercise of the option, the optionee will generally recognize a long-term or short-term (depending on how long the shares were held) capital gain or loss equal to the excess of the amount realized by him or her upon such disposition over the fair market value of the shares on the date he or she exercised the option.

     The following table sets forth the options granted under the Director Plan to each of the non-employee directors on January 28, 2000:

                                                               NUMBER     EXERCISE PRICE
NAME                                                          OF SHARES    PER SHARE $
----                                                          ---------   --------------
Rinaldo Brutoco.............................................    2,000         24.125
Michael L. Ray..............................................    2,000         24.125
Sheldon I. Stein............................................    2,000         24.125

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE DIRECTOR PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK WITH RESPECT TO WHICH OPTIONS MAY BE GRANTED UNDER THE PLAN.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information, as of the Record Date, except as noted in note (1) below, with respect to the beneficial ownership of Common Stock by (i) each director, which includes each executive officer named in the Summary Compensation Table herein (ii) each shareholder known by the Company to be the beneficial owner of more than 5% of the Common Stock and (iii) all executive officers and directors of the Company as a group. Unless otherwise indicated, each person has sole voting power and investment power with respect to the shares attributed to him or her.

                                                                                         % OF
                                                                                      OUTSTANDING
NAME                                                     NUMBER OF SHARES               SHARES
----                                                    -------------------           -----------
AMVESCAP PLC..........................................            6,518,989(1)            15.99
  11 Devonshire Square
  London, England EC2M 4YR
  -or-
  1315 Peachtree Street, N.E
  Atlanta, Georgia 30309
George Zimmer(2)......................................            4,140,191(3)(4)(14)       9.8(15)
Richard E. Goldman....................................            1,957,441(14)             4.7(15)
Robert E. Zimmer......................................            1,330,872(4)(5)(14)       3.2(15)
James E. Zimmer.......................................            1,047,727(4)(6)(14)       2.5(15)
Stephen H. Greenspan..................................              532,542(9)              1.3(15)
Harry M. Levy.........................................              121,750(8)(14)            *(15)
David H. Edwab........................................               91,120(4)(7)(14)         *(15)
Rinaldo Brutoco.......................................               23,750(10)               *(15)
Sheldon I. Stein......................................               20,561(12)               *(15)
Michael L. Ray........................................                9,500(11)               *(15)
All executive officers and directors as a group (20
  persons)............................................            9,503,646(4)(13)(14)     22.6(15)

---------------

  *  Less than 1%

 (1) Based on a Schedule 13G filed January 7, 2000, AMVESCAP PLC, a parent holding company, and certain of its subsidiaries, AVZ, Inc., AIM Management Group Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc., INVESCO Management & Research, Inc., INVESCO Realty Advisers, Inc., and INVESCO (NY) Asset Management, Inc., have shared voting and dispositive powers with respect to these shares and hold these shares on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or the proceeds from, the sale of such shares.

 (2) The business address of the shareholder is 40650 Encyclopedia Circle, Fremont, California 94538-2453.

 (3) All such shares are held by George Zimmer in his capacity as trustee for the George Zimmer 1988 Living Trust.

 (4) Excludes 222,782 shares held by The Zimmer Family Foundation with respect to which this officer and director has shared voting and dispositive power.

 (5) Does not include the 31,666 shares of Common Stock held by Robert Zimmer's wife.

 (6) Includes 1,007,899 shares held by James Zimmer in his capacity as trustee for the James Edward Zimmer 1989 Living Trust and 8,199 shares held by Mr. Zimmer's wife and minor children.

 (7) Includes 14,687 shares held by David H. Edwab in his capacity as trustee of the David H. Edwab and Mary Margaret Edwab Family Trust. Also includes 75,000 shares that may be acquired within 60 days upon exercise of stock options.

 (8) Includes 55,625 shares that may be acquired within 60 days upon the exercise of stock options and includes 300 shares held by Mr. Levy's minor daughter.

 (9) Includes 12,093 shares that may be acquired within 60 days upon the exercise of stock options and includes 359,235 shares in a Family Limited Partnership.

(10) Includes 22,250 shares that may be acquired within 60 days upon the exercise of stock options.

(11) Represents shares that may be acquired within 60 days upon the exercise of stock options.

(12) Includes 15,500 shares that may be acquired within 60 days upon the exercise of stock options and includes 3,561 shares held by Mr. Stein's minor sons.

(13) Includes 383,407 shares that may be acquired within 60 days upon the exercise of stock options.

(14) Includes 43,808 shares, 2,534 shares, 39,990 shares, 31,629 shares, 1,433 shares, 17,211 shares and 165,585 shares, respectively, allocated to the Employee Stock Plan (the "ESP") accounts of Messrs. George Zimmer, Robert Zimmer, Goldman, James Zimmer, Edwab and Levy and to all executive officers and directors of the Company as a group, under The Men's Wearhouse ESP. The ESP provides that participants have voting power with respect to these shares but do not have investment power over these shares.

(15) The number of total outstanding shares used in calculating the percentage includes the 683,605 shares to be issued in connection with the Exchangeable Shares and 383,407 shares that may be acquired within 60 days upon the exercise of stock options.

                               EXECUTIVE OFFICERS

     The following table lists the name, age, current position and period of service with the Company of each executive officer of the Company. Each executive officer of the Company was elected by the Board of Directors of the Company and will hold office until the next annual meeting of the Board of Directors or until his or her successor shall have been elected and qualified.

                                                                                       EXECUTIVE
                                                                                        OFFICER
NAME                                    AGE         POSITION WITH THE COMPANY            SINCE
----                                    ---         -------------------------          ---------
George Zimmer.........................  51    Chairman of the Board and Chief
                                                Executive Officer                        1974
David H. Edwab........................  45    President                                  1991
Eric J. Lane..........................  40    Chief Operating Officer                    1993
Richard E. Goldman....................  49    Executive Vice President                   1975
Bruce Hampton.........................  45    Executive Vice President                   1992
Charles Bresler, Ph.D.................  51    Executive Vice President                   1993
Harry M. Levy.........................  51    Executive Vice President -- Planning
                                              and Systems                                1991
Robert E. Zimmer......................  76    Senior Vice President -- Real Estate       1974
James E. Zimmer.......................  48    Senior Vice President -- Merchandising     1975
Theodore T. Biele.....................  49    Senior Vice President -- Store
                                              Operations                                 1996
Douglas S. Ewert......................  37    Senior Vice President -- Merchandising     2000
Thomas L. Jennings....................  52    Senior Vice President -- Real Estate       2000
James D. Young........................  46    Senior Vice President -- Logistics and
                                                Distribution                             2000
Gary G. Ckodre........................  50    Vice President -- Finance                  1992
Neill P. Davis........................  43    Vice President and Treasurer               1997
Jeffery Marshall......................  47    Vice President and Chief Information
                                                Officer                                  1999
Stephen H. Greenspan..................  59    Chief Executive Officer, K&G Men's
                                                Center                                   1999

     See the table under "Election of Directors" for the past business experience of Messrs. George Zimmer, Edwab, Goldman, Levy, Robert E. Zimmer, James E. Zimmer, and Greenspan.

     Eric J. Lane joined the Company in 1988. From 1991 to 1993 he served as Vice President -- Store Operations and in 1993 he was named Senior Vice President -- Merchandising. In February 1997 Mr. Lane became Chief Operating Officer of the Company.

     Bruce Hampton joined the Company in 1980. From 1991 to 1992 he served as Vice President -- Store Operations and in 1992 he was named Senior Vice President -- Store Operations. In 1995 he was named Executive Vice President.

     Charles Bresler, Ph.D. joined the Company in 1993. From 1993 to 1998 he served as Senior Vice President -- Human Development. In February 1998 he was named Executive Vice President.

     Theodore T. Biele, Jr. joined the Company in 1983. Since 1990 he served in various management capacities within store operations. From 1994 to 1996 he served as Vice President -- Store Operations and in 1996 he was named Senior Vice President -- Store Operations.

     Douglas S. Ewert joined the Company in 1995. From 1996 to 1999 he served as General Merchandise Manager. From 1999 to 2000 he served as Vice President
-- Merchandising and General Merchandise Manager. In April 2000 he was named Senior Vice President -- Merchandising. Before joining the Company he served as a Divisional Merchandise Manager for R.H. Macy since 1992.

     Thomas L. Jennings joined the Company in 1996. From 1997 to 2000 he served as Vice President -- Real Estate. In April 2000 he was named Senior Vice President -- Real Estate. Before joining the Company he served as Vice President of Real Estate for Mac Frugal's, Inc. since 1992.

     James D. Young joined the Company in 1974. Since 1977 he served in various management capacities within the Company. From 1991 to 2000 he served as Vice President -- Logistics & Distribution and in April 2000 he was named Senior Vice President -- Logistics & Distribution.

     Gary G. Ckodre joined the Company in 1992. Since 1992 he served as the Chief Accounting Officer and in February 1997 he was named Vice
President -- Finance and Principal Financial and Accounting Officer.

     Neill P. Davis joined the Company in 1997. Since 1997 he served as Vice President and Treasurer. Before joining the Company he served as Senior Vice President and Manager in the Global Corporate Group of NationsBank (currently Bank of America) since 1987. He has 17 years of corporate banking experience, all with NationsBank and its predecessors.

     Jeffrey Marshall joined the Company in 1996. From 1996 to 1999 he served as Vice President -- Information and Technology and in July 1999 he was named Chief Information Officer of the Company. Before joining the Company he was an independent consultant from 1995 to 1996 and served as Chief Operating Officer of Johnson Control Network Services, Inc. from 1993 to 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information regarding cash compensation paid for services rendered during the last three fiscal years to each of the Company's five most highly compensated executive officers, including the Chief Executive Officer:

                                                                                 LONG TERM
                                                                                COMPENSATION
                                                  ANNUAL COMPENSATION              AWARDS
                                          -----------------------------------   ------------
                                                                 OTHER ANNUAL    SECURITIES     ALL OTHER
                                                                 COMPENSATION    UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)      ($)(6)      OPTIONS(10)       ($)(7)
---------------------------        ----   ---------   --------   ------------   ------------   ------------
George Zimmer,...................  1999    420,000     87,500(1)        --             --         68,718(8)
  Chairman of the Board and        1998    420,000     87,500(2)        --             --         66,489(8)
  Chief Executive Officer          1997    420,000     87,500(3)        --             --         62,038(8)
David H. Edwab,..................  1999    420,000     87,500(1)        --             --          9,634(9)
  President                        1998    410,000     87,500(2)        --             --          9,619(9)
                                   1997    350,000    332,575(4)        --        150,000          8,617(9)
Eric Lane,.......................  1999    301,000     87,500(1)    41,900(5)          --            822
  Chief Operating Officer          1998    260,000     43,750(2)        --             --            933
                                   1997    247,553     35,000(3)        --          7,500            506
Charles Bresler,.................  1999    260,000     87,500(1)        --             --            810
  Executive Vice President         1998    214,000     35,000(2)        --             --            933
                                   1997    171,400     31,500(3)        --             --            506
James E. Zimmer,.................  1999    360,000     52,500(1)        --             --          1,098
  Senior Vice President --         1998    360,000     52,500(2)        --             --            933
  Merchandising                    1997    356,000     52,500(3)        --             --            506

---------------

 (1) Represents bonus paid in April 2000 relating to services performed in 1999.

 (2) Represents bonus paid in April 1999 relating to services performed in 1998.

 (3) Represents bonus paid in April 1998 relating to services performed in 1997.

 (4) Represents (i) the cash amount of $288,825 paid to Mr. Edwab during 1997 pursuant to his Employment Agreement with the Company upon the exercise of his option to acquire 110,654 shares of Common Stock, which amounts were used to fund the purchase price thereof (see "-- Employment Agreement and Stock Options") and (ii) a bonus of $43,750 was paid in April 1998 relating to services performed in the preceding fiscal year.

 (5) Represents cash paid to Mr. Lane in connection with the repayment of the advance given to Mr. Lane and interest related thereto (see "Certain Relationships and Related Transactions").

 (6) Excludes perquisites and other benefits because the aggregate amount of such compensation was the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officer.

 (7) Represents the amount of the Company's contribution to the ESP allocated in the indicated year to the account of the named executive officer.

 (8) Also includes $67,508, $65,556 and $61,532 in 1999, 1998 and 1997,
     respectively, for the allocated dollar value of the benefits to Mr. George Zimmer of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

 (9) Also includes $8,815, $8,683, and $8,111, in 1999, 1998, and 1997,
     respectively, for the allocated dollar value of the benefit to Mr. Edwab of life insurance premiums paid on his behalf, subject to certain split-dollar provisions in favor of the Company.

(10) All share amounts have been adjusted to reflect a 50% stock dividend effected in June 1998.

EMPLOYMENT AGREEMENT AND STOCK OPTIONS

     To induce David H. Edwab to leave his employment and join the Company, the Company entered into an Employment Agreement with Mr. Edwab effective January 31, 1991 (as amended, the "Employment Agreement") for an initial term beginning February 25, 1991 and extending through February 24, 1999. Thereafter, the Employment Agreement automatically renews on a yearly basis. Under the Employment Agreement the Company agreed, among other things, to:

     - pay Mr. Edwab an annual base salary of $226,000, plus $12,000 per year for reimbursement of automobile and club membership expenses;

     - pay Mr. Edwab a cash amount (net of state and federal taxes) sufficient to fund the payment of the purchase price for any option shares acquired upon any exercise of the option granted to Mr. Edwab under his Employment Agreement;

     - pay the premiums on $3,000,000 in life insurance policies to be owned by a trust established by Mr. Edwab and payable to beneficiaries designated by him (subject to certain split-dollar provisions in favor of the Company). To secure the repayment of the premiums, the Trust has assigned the policies to the Company as collateral; and

     - provide disability and medical insurance coverage and certain other benefits provided to other employees (other than participation in stock option plans).

     Pursuant to the Employment Agreement, the Company granted Mr. Edwab an option to purchase 796,705 shares of Common Stock at $1.57 per share until the later of the termination of Mr. Edwab's employment and January 31, 2011. The option was immediately exercisable with respect to 33.3% of the option shares. Since that time the remaining 66.7% of the option shares have become fully exercisable and the option has been exercised as to all of the option shares.

     The Company may terminate Mr. Edwab's employment under the Employment Agreement for "cause" (as defined in the Employment Agreement), in which event the Company will pay all compensation and benefits due Mr. Edwab under the Employment Agreement to the date of termination, which will satisfy all of the Company's obligations under the Employment Agreement.

     Effective September 30, 1991, the Company entered into an Option Issuance Agreement with Mr. Edwab pursuant to which he was granted the right to purchase additional shares of Common Stock on the same basis and subject to the same terms as the option shares under the Employment Agreement in the event the Company issues any shares of Common Stock or any warrants, options, convertible securities or other rights to acquire Common Stock (collectively, "Rights") during the term of the Option Issuance Agreement. At the same time, the Employment Agreement was amended to eliminate certain anti-dilution provisions that provided him with protection in the event of future issuance's of Common Stock by the Company. Should the Company issue any such shares or Rights, excluding the option shares issuable under the Employment Agreement, Mr. Edwab would automatically have the right to purchase a number of shares of Common Stock equal to .030928 times the number of shares so issued or issuable upon exercise of the Rights. The purchase price would be equal to the price per share paid to the Company for the Common Stock so issued or, in the case of Rights, for the Rights plus the exercise price per share of the Common Stock issuable thereunder.

     Mr. Edwab waived his right to receive additional options under the Option Issuance Agreement in connection with:

     - options granted under the Company's option plans;

     - the issuance of 2,531,250 shares of Common Stock pursuant to a public offering consummated in April 1992;

     - the issuance of 1,423,125 shares of Common Stock pursuant to a public offering consummated in April 1993; and

     - the issuance of Common Stock upon conversion of the Company's 5 1/4% Convertible Subordinated Notes due 2003.

     In April 1994, the Option Issuance Agreement was amended to provide that no options would be granted to Mr. Edwab thereunder in connection with underwritten public offerings of equity securities by the Company. As amended, both the Employment Agreement and the Option Issuance Agreement provide that Mr. Edwab may satisfy his obligation to pay withholding tax relating to his exercise of any options thereunder by having the Company withhold a number of shares of Common Stock that would have been issued upon such exercise equal in value to the amount of such tax owed.

SPLIT-DOLLAR LIFE INSURANCE AGREEMENT

     The George Zimmer 1988 Living Trust is presently the owner of 4,096,383 shares of Common Stock. The Company has been advised that on the demise of George Zimmer, his estate may be required to publicly sell all or substantially all of such shares to satisfy estate tax obligations. The public sale of such number of shares in all probability would destabilize the market for the Company's publicly traded stock. Accordingly, in November 1994, an agreement was entered into (commonly known as split-dollar life insurance agreement) under the terms of which the Company makes advances of a portion of the premiums for certain life insurance policies on the life of George Zimmer with an aggregate face value of $25,500,000 purchased by a trust established by Mr. Zimmer. To secure the repayment of the advances, the trust has assigned the policies to the Company as collateral. Further, a second split-dollar life insurance agreement with essentially the same terms as the existing agreement was entered into relating to a life insurance policy on the life of George Zimmer with a face value of $1,000,000 purchased by a second trust established by Mr. Zimmer. The trusts have assigned the additional policies to the Company as collateral.

EMPLOYEE STOCK OPTION PLANS

     The Company maintains The Men's Wearhouse, Inc. 1992 Stock Option Plan (the "1992 Option Plan"), 1996 Option Plan, and 1998 Key Employee Stock Option Plan (the "1998 Option Plan") (collectively, the "Plans") for the benefit of its full-time key employees. Under the 1992 Option Plan, options to purchase up to 1,071,507 shares of Common Stock may be granted. Under the 1996 Option Plan, as amended, options to purchase up to 1,850,000 shares of Common Stock may be granted. Under the 1998 Option Plan, options to purchase up to 2,100,000 shares of Common Stock may be granted.

     The Plans are administered by the Stock Option Committee of the Company's Board of Directors which consists of George Zimmer and Richard Goldman. The individuals eligible to participate in the Plans are such full-time key employees, including officers and employee directors, of the Company as the Stock Option Committee may determine from time to time. However:

     - George Zimmer, Richard E. Goldman, Robert E. Zimmer and James E. Zimmer are not eligible to participate in any of the Plans;

     - David H. Edwab may not participate in the 1992 Option Plan; and

     - no executive officers of the Company may participate in the 1998 Option Plan.

     The Stock Option Committee may grant either (i) incentive stock options within the meaning of section 422 of the Internal Revenue Code of 1986, as amended, or (ii) non-statutory stock options under the 1992 Option Plan and the 1996 Option Plan. Only non-statutory stock options may be granted by the Stock Option Committee under the 1998 Option Plan. The maximum number of shares subject to options that may be awarded under the 1996 Option Plan to any employee during any consecutive three-year period is 500,000 shares of Common Stock. Under the 1992 Option Plan and the 1996 Option Plan, the purchase price of shares subject to an option granted under the Plans is determined by the Stock Option Committee at the date of grant. The purchase price may not be less than 50% of the fair market value of the shares of Common Stock on the date of grant. Options granted under the Plans must be exercised within ten years from the date of grant. Unless otherwise provided by the Stock Option Committee, the options vest with respect to one-third of the shares covered thereby on each of the first three anniversaries of the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiaries, (i) the option price of any incentive stock option granted may not be less than 110% of the fair market value of the Common Stock on the date of grant, and (ii) the exercisable period may not exceed five years from date of grant. With respect to any other eligible employee, the option price of any incentive stock option may not be less than 100% of such fair market value.

     Options granted under the Plans are not transferable by the optionee other than by will or under the laws of descent and distribution. Options granted under the Plans terminate on the earlier of (i) the expiration date of the option or (ii) one day less than one month after the date the holder of the option terminated his or her employment with the Company for any reason other than the death, disability or, in the case of a non-statutory option, the retirement of such holder. During such one-month period, the holder may exercise the option in respect of the number of shares that were vested on the date of such severance of employment. In the event of severance because of the death or disability of a holder before the expiration date of the option, the option terminates on the earlier of such (i) expiration date or (ii) one year following the date of severance. During this period the holder generally may exercise the option in respect of the number of shares that were vested on the date of severance because of disability. In the event of the retirement of the holder, a non-statutory option terminates on the earlier of (i) the expiration date of the option or (ii) one year following the date of retirement. During this period, the holder generally may exercise the option in respect of the number of shares that were vested on the date of severance because of retirement.

OPTION GRANTS

     No options were granted to the named executive officers during the fiscal year ended January 29, 2000.

OPTION EXERCISES

     The following table sets forth the aggregate option exercises during the last fiscal year and the value of outstanding options at year-end held by the named executive officers:

AGGREGATE OPTION EXERCISES IN FISCAL 1999 AND OPTION VALUES AT JANUARY 29, 2000

                                                            NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                SHARES                     UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                              ACQUIRED ON      VALUE       OPTIONS AT YEAR END(#)          AT YEAR END($)
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                          -----------   -----------   -------------------------   -------------------------
George Zimmer...............    --            --                  --                           --
David H. Edwab..............    --            --            75,000/150,000              456,000/566,000
Eric Lane...................    --            --             37,188/40,313              437,000/355,000
Charles Bresler.............    --            --             12,000/36,563              106,000/239,000
James E. Zimmer.............    --            --                  --                           --

COMPENSATION OF DIRECTORS

     Employee directors of the Company do not receive fees for attending meetings of the Board of Directors. Each non-employee director of the Company receives a quarterly retainer of $2,500. In addition, under the Director Plan, as amended, 117,500 shares of common stock may be granted. Under the Director Plan, each person who is a non-employee director on the last business day of each fiscal year of the Company is granted an option to acquire 2,000 shares of Common Stock. All options granted permit the non-employee director to purchase the option shares at the closing price on the date of grant and become exercisable one year after the date of grant. All options granted under the Director Plan must be exercised within 10 years of the date of grant. Such options terminate on the earlier of the date of the expiration of the option or one day less than one month after the date the director ceases to serve as a director of the Company for any reason other than death, disability or retirement as a director.

     On January 28, 2000, the Company granted each of Messrs. Brutoco, Stein and Ray an option to purchase 2,000 shares of Common Stock at $24.125 per share pursuant to the Director Plan.

PERFORMANCE GRAPH

     The following graph compares, as of each of the dates indicated, the percentage change in the Company's cumulative total shareholder return on the Common Stock with the cumulative total return of the NASDAQ Composite Index and the Retail Specialty Apparel Index. The graph assumes that the value of the investment in the Common Stock and each index was $100 at April 15, 1992 (the date the Common Stock was first publicly traded) and that all dividends paid by those companies included in the indices were reinvested.
[PERFORMANCE GRAPH]

                                                         COMPANY            RETAIL SPECIALTY APPAREL     NASDAQ COMPOSITE INDEX
                                                         -------            ------------------------     ----------------------
4/15/92                                                   1.000                       1.000                       1.000
01/30/93                                                  1.423                       1.083                       1.167
01/29/94                                                  3.043                       1.012                       1.327
01/28/95                                                  2.567                       0.903                       1.287
02/03/96                                                  4.889                       1.065                       1.863
02/01/97                                                  4.608                       1.251                       2.416
01/31/98                                                  6.209                       2.048                       2.854
01/30/99                                                  7.691                       3.798                       4.455
01/29/00                                                  6.263                       3.437                       6.840

                    MEASUREMENT PERIOD (FISCAL YEAR COVERED)

-----------------------------------------------------------------------------------------------------------------------
                       04/15/92   01/30/93   01/29/94   01/28/95   02/03/96   02/01/97   01/31/98   01/30/99   01/29/00
-----------------------------------------------------------------------------------------------------------------------
 Company                1.000      1.423      3.043      2.567      4.889      4.608      6.209      7.691      6.263
 Retail Specialty
  Apparel               1.000      1.083      1.012      0.903      1.065      1.251      2.048      3.798      3.437
 Nasdaq Composite
  Index                 1.000      1.167      1.327      1.287      1.863      2.416      2.854      4.455      6.840

     The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulations 14A and 14C under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to the liabilities of section 18 under the Exchange Act.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board of Directors of the Company was, during fiscal 1999, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries, or had any relationships requiring disclosure by the Company under
Item 404 of Regulation S-K, except as described below:

     - Under the terms of an Engagement Letter dated September 9, 1998, Bear Stearns served as the Company's financial advisor in connection with the Moores transaction. Mr. Stein, a director of the Company, is a Senior Managing Director of Bear Stearns and oversees its United States regional investment banking offices.

     During fiscal 1999, no executive officer of the Company served as (i) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee (the "Committee") of the Board of Directors of The Men's Wearhouse, Inc. (the "Company") is pleased to present its 1999 report on executive compensation. This Committee report documents components of the Company's executive officer compensation programs and describes the basis on which 1999 compensation determinations were made by the Committee with respect to the executive officers of the Company, including the executive officers that are named in the compensation tables. The Committee is comprised entirely of non-employee directors.

  Compensation Philosophy and Overall Objectives of Executive Compensation Programs

     It is the philosophy of the Company to ensure that executive compensation be directly linked to continuous improvements in corporate financial performance and increases in shareholder value. The following objectives, which were adopted by the Committee, serve as the guiding principles for all compensation decisions:

     - Provide a competitive total compensation package that enables the Company to retain key executives.

     - Integrate pay programs with the Company's annual and long-term business objectives and strategy, and focus executive behavior on the fulfillment of those objectives.

     - Provide variable compensation opportunities that are directly linked with the performance of the Company and that align executive remuneration with the interests of shareholders.

     The Committee believes that the Company's current executive compensation program has been designed and is administered in a manner consistent with these objectives.

  Executive Compensation Program Components

     The Company uses cash-and equity-based compensation to achieve its pay-for-performance philosophy and to reward short and long-term performance.

     Base Salary. The Company's compensation philosophy is to control compensation costs and to place greater emphasis on incentive compensation based on results. Accordingly, the Committee believes that the Company's base salaries are well within the industry norms for companies of similar size. Salaries for executives are reviewed periodically and revised, if appropriate, based on a variety of factors, including individual performance, level of responsibility, prior experience, breath of knowledge, external pay practices and overall financial results.

     Incentive Compensation. The Company's philosophy is to use a combination of annual and long-term compensation methods for the majority of the Company's management. The Committee understands that the majority of executive officers named in the compensation table hold significant ownership interests in the Company. Accordingly, it is the belief of the Committee that incentives through stock option participation at this time for the majority of these individuals would not significantly affect the long-term or short-term perspective of these individuals.

     The Committee has adopted a bonus program for 2000 in which executive officers will participate. A maximum bonus has been set for each of the named executive officers based upon the total compensation package of the officer relative to his duties, which bonuses range from $60,000 to $100,000.

     The criteria for determining the amount of bonus participation is based on:
(i) the Company attaining sales goals, (ii) the Company attaining net income goals, (iii) the Company attaining shrinkage goals, and (iv) the officer attaining personal goals. Each of the first three criteria are quantitative, while the fourth criterion is subjective. The Company's bonus program for the majority of the work force is based on attaining similar sales and shrinkage goals.

  Discussion of 1999 Compensation for the Chief Executive Officer

     George Zimmer, Chairman of the Board and Chief Executive Officer of the Company, is a significant shareholder in the Company, as well as one of the Company's founders.

     In determining Mr. Zimmer's compensation for 1999, the Committee considered the Company's financial performance and corporate accomplishments, individual performance and salary data for chief executive officers of other publicly held apparel companies having a size and focus that the Committee believed comparable to the Company's. The Committee also reviewed more subjective factors, such as development and implementation of the corporate strategies to enhance shareholder value and the Company's overall corporate philosophy. The Committee feels that Mr. Zimmer's compensation program for 1999 and 2000 is conservative.

     Base Salary. Mr. Zimmer's base salary during fiscal 1999 was $35,000 per month. While the Committee believes that the performance of Mr. Zimmer and the Company would justify a substantial increase in Mr. Zimmer's base salary, Mr. Zimmer has advised the Committee that he is satisfied with his current base salary and therefore no change has been approved for fiscal 2000.

     Annual Incentive. Mr. Zimmer was paid an $87,500 bonus under the 1999 bonus program. Mr. Zimmer will be eligible for a bonus of up to $100,000 in 2000 based on the criteria discussed under "Incentive Compensation".

     Summary. The Company's 1999 financial results exceeded management's expectations. It is the opinion of the Compensation Committee that the total compensation program for 1999 for the executive officers relative to the Company's performance was reasonable and that the compensation to George Zimmer remains modest in light of management's achievements and the total compensation packages provided to chief executive officers by other publicly held clothing retailers.

                                            COMPENSATION COMMITTEE

                                            Sheldon I. Stein, Chairman
                                            Michael L. Ray

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company leases a warehouse facility in Houston, Texas from Zig Zag, a Texas joint venture, in which George Zimmer, James E. Zimmer and Richard E. Goldman are the sole and equal joint venturers. During 1999, the Company paid rentals of $78,000 to Zig Zag. The lease expires on August 31, 2005.

     The Company also leases the land underlying a store in Dallas, Texas (which building is owned by the Company) from 8239 Preston Road, Inc., a Texas corporation of which George Zimmer, James E. Zimmer and Richard E. Goldman each own 20% of the outstanding common stock, and Laurie Zimmer, sister of George and James Zimmer and daughter of Robert E. Zimmer, owns 40% of the outstanding common stock. The Company paid aggregate rentals on such property to such corporation of $49,000 in 1999. The lease expires April 30, 2004.

     K&G leases its Irving, Texas store from three individuals, including Mr. Greenspan. Pursuant to this arrangement, K&G made lease payments of $66,000 in fiscal 1999. The lease for this store currently provides that K&G pay rent of $5,500 per month.

     Ellsworth Realty, L.L.C., a limited liability company of which Mr. Greenspan beneficially owns 50%, leases office space, retail space and a warehouse in Atlanta, Georgia to K&G. The lease provides for K&G to pay Ellsworth Realty a specified amount for the warehouse and office space and a specified amount for the retail space plus 1% of the net sales of the store in excess of a certain threshold amount. Pursuant to this arrangement, K&G paid or accrued to Ellsworth Realty approximately $286,000 in fiscal 1999.

     Management believes that the terms of the foregoing leasing arrangements are comparable to what would have been available to the Company from unaffiliated third parties at the time such leases were entered into.

     K&G Men's Center, Inc., a wholly-owned subsidiary of the Company, has entered into an agreement in principle with MALG, Inc., to acquire a retail store operation, including inventory, in Atlanta, Georgia for approximately $2,000,000. Mr. Greenspan owns 30% of MALG, Inc. and is an officer and director of MALG, Inc. Mr. Greenspan's wife owns 30% of MALG, Inc.

     8239 Preston Road, Inc. and Zig Zag each have loans with Bank of America and have agreed that a default by the Company under the Company's Credit Agreement with Bank of America will constitute a default under the loan agreements of such partnership or corporation with Bank of America. If for any reason the Company's loan with Bank of America becomes due and payable or is paid, the loans to such partnership or corporation from Bank of America will become automatically due and payable. The loans from Bank of America to Zig Zag and 8239 Preston Road, Inc. mature in June 2000. The maximum principal amount outstanding under the loans to Zig Zag and 8239 Preston Road, Inc. during 1999 was $525,000 and $350,000, respectively. With the exception of Laurie Zimmer, each of the partners and shareholders of such partnership or corporation has personally guaranteed the obligations of the respective entity under the loan agreements.

     The Company has engaged ShangriLa Consulting, to provide consulting services, on a non-exclusive basis, to the Company with respect to general business matters including, specifically, internet commerce, for a fee of $20,000 per month plus reimbursement of certain expenses, which approximated $56,000 during 1999. This engagement is cancelable by either party on 60 days notice. Mr. Brutoco is the President and Chief Executive Officer, and, together with his wife, owns 100% of ShangriLa Consulting, Inc.

     The Company has utilized the services of Regal Aviation L.L.C. ("Regal Aviation"), which operates a private air charter service, to provide air transportation from time to time for employees of the Company. During 1999, the Company paid approximately $496,000 to Regal Aviation for such services. Regal Aviation is a limited liability company of which George Zimmer, Robert Zimmer, James Zimmer and Richard Goldman own an aggregate of approximately 98% of the membership interest. The charter rates charged by Regal Aviation are at least as favorable as can be obtained from independent air charter services.

     The Company has entered into a corporate joint venture, Chelsea Market Systems, L.L.C. ("Chelsea"), to develop and implement certain retail store systems software to be used by the Company and to be marketed to third parties. The Company owns a 50% interest in Chelsea through one of its subsidiaries, Renwick Technologies, Inc. In addition, Harry M. Levy, an officer and director of the Company, owns a 20% interest in

Chelsea. The Company will pay the actual costs incurred by the joint venture to develop and implement the software to be used in the Company's operations. After development and implementation of the software for the Company, the joint venture will attempt to market the software to third parties.

     In December 1996, the Company advanced $166,000 to Mr. Lane to enable him to purchase a residence. In 1999, Mr. Lane paid the Company $8,391 in interest on this advance at an average rate of 5.4% per annum and had an outstanding balance of $141,000 on January 29, 2000.

     In March 2000, the Company advanced $200,000 to Mr. Marshall to enable him to remodel his residence. The Company anticipates that the advance will be repaid later this year.

     See "Compensation Committee Interlocks and Insider Participation" for additional information regarding certain relationships and related transactions with Mr. Stein.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     To the Company's knowledge, and except as set forth below, based solely on a review of the copies of the reports required pursuant to Section 16(a) of the Exchange Act that have been furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 29, 2000, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than 10% beneficial owners have been met, except for Mr. Brutoco. Mr. Stein and Mr. Ray. In January 1999, a grant of stock options pursuant to The Men's Wearhouse, Inc. Non-Employee Director Stock Option plan was unintentionally omitted from the Form 5 filed on February 8, 1999 for Mr. Brutoco, Mr. Stein and Mr. Ray. The grant consisted of 2,000 shares each and these shares were reported on Form 5 for the fiscal year ended January 29, 2000 filed on March 2, 2000.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has appointed the firm of Deloitte & Touche LLP as independent auditors for the fiscal year ending February 3, 2001, subject to ratification by the shareholders at the Annual Meeting. Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting, will be afforded an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

                       PROPOSALS FOR NEXT ANNUAL MEETING

     Any proposals of shareholders intended to be presented at the annual meeting of shareholders of the Company to be held in 2001 must be received by the Company at its corporate offices, 5803 Glenmont Drive, Houston, Texas 77081, no later than January 24, 2001, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

                                 OTHER MATTERS

     The management of the Company knows of no other matters, which may come before the meeting. However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

     The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain directors, officers or employees of the Company may solicit the return of proxies by telephone, telegram or personal interview.

PROXY                      THE MEN'S WEARHOUSE, INC.                      PROXY
           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2000

     The undersigned shareholder of The Men's Wearhouse, Inc. (the "Company") hereby appoints George Zimmer and David H. Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 3:00 PM, central daylight time, on Wednesday, June 21, 2000, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, and at any adjournment or adjournments thereof.


1.   Election of Directors:
     [ ] FOR all nominees listed, except as indicated to the contrary    [ ] WITHHOLD AUTHORITY to vote for election of all
         below                                                               Nominees

     Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy, Robert E. Zimmer, James E. Zimmer,
               Stephen H. Greenspan, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
     SPACE PROVIDED AT RIGHT.)

---------------------------------------------------------------------------------------------------------------------------
2.   Proposal to amend the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock,
     $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

3.   Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the number of authorized shares of Common Stock, $.01 par value, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN


                                       (Continued, and to be signed on reverse side)

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

             [ ] FOR          [ ] AGAINST            [ ] ABSTAIN

5. In their discretion, the above-named proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof and upon matters incident to the conduct of the meeting.

    This Proxy will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND
4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                Dated                                     , 2000
                                      -----------------------------------

                                -----------------------------------------------

                                -----------------------------------------------
                                     Signature of Shareholder


                                Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.


                                         PLEASE MARK, SIGN, DATE AND
                                              RETURN IMMEDIATELY

                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2000

     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.


1.   Election of Directors:
     [ ] FOR all nominees listed, except as indicated to the contrary    [ ] WITHHOLD AUTHORITY to vote for election of all
         below                                                               Nominees

     Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy, Robert E. Zimmer, James E. Zimmer,
               Stephen H. Greenspan, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
     SPACE PROVIDED AT RIGHT.)
---------------------------------------------------------------------------------------------------------------------------
2.   Proposal to amend the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock,
     $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

3.   Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the number of authorized shares of Common Stock, $.01 par value, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN


                                       (Continued, and to be signed on reverse side)

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN



    The shares allocated to your account in the Company's 401(k) Savings Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                Dated ____________________________________, 2000


                                ------------------------------------------------

                                ------------------------------------------------
                                             Signature of Shareholder


                                Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.


                                         PLEASE MARK, SIGN, DATE AND
                                              RETURN IMMEDIATELY

                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2000

     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.


1.   Election of Directors:
     [ ] FOR all nominees listed, except as indicated to the contrary    [ ] WITHHOLD AUTHORITY to vote for election of all
         below                                                               Nominees

     Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy, Robert E. Zimmer, James E. Zimmer,
               Stephen H. Greenspan, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
     SPACE PROVIDED AT RIGHT.)
---------------------------------------------------------------------------------------------------------------------------
2.   Proposal to amend the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock,
     $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

3.   Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the number of authorized shares of Common Stock, $.01 par value, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN


                                       (Continued, and to be signed on reverse side)

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN



    The shares allocated to your account in the Company's Employee Stock Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                Dated                                     , 2000
                                      ------------------------------------

                                -----------------------------------------------

                                -----------------------------------------------
                                     Signature of Shareholder


                                Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.


                                         PLEASE MARK, SIGN, DATE AND
                                              RETURN IMMEDIATELY

                           THE MEN'S WEARHOUSE, INC.

                           PROXY VOTING INSTRUCTIONS
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2000

     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.


1.   Election of Directors:
     [ ] FOR all nominees listed, except as indicated to the contrary    [ ] WITHHOLD AUTHORITY to vote for election of all
         below                                                               Nominees

     Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy, Robert E. Zimmer, James E. Zimmer,
               Stephen H. Greenspan, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
     SPACE PROVIDED AT RIGHT.)
---------------------------------------------------------------------------------------------------------------------------
2.   Proposal to amend the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock,
     $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

3.   Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the number of authorized shares of Common Stock, $.01 par value, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN


                                       (Continued, and to be signed on reverse side)

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN



    The shares allocated to your account in the Company's Employee Stock Discount Plan will be voted as directed. IF NOT OTHERWISE SPECIFIED, THE SHARES WILL BE VOTED FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2, 3 AND
4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                Dated ____________________________________, 2000


                                ------------------------------------------------

                                ------------------------------------------------
                                             Signature of Shareholder


                                Your signature should correspond with your name as it appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title as it appears hereon.


                                         PLEASE MARK, SIGN, DATE AND
                                              RETURN IMMEDIATELY

                           THE MEN'S WEARHOUSE, INC.
                           PROXY VOTING INSTRUCTIONS
     TO THE HOLDER OF THE COMPANY'S SERIES A SPECIAL VOTING PREFERRED STOCK
          ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2000




     The Board of Directors of The Men's Wearhouse, Inc. (the "Company") recommends a vote "FOR" each of the following proposals. Please provide voting instructions by marking your choices below.

(Please indicate which of the two options outlined below you are choosing by checking the box appearing at the beginning of such option)

[ ] Please attend the meeting in person or by proxy and exercise such votes as follows:


1.   Election of Directors:
     [ ] FOR all nominees listed, except as indicated to the contrary    [ ] WITHHOLD AUTHORITY to vote for election of all
         below                                                               Nominees

     Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy, Robert E. Zimmer, James E. Zimmer,
               Stephen H. Greenspan, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME IN THE
     SPACE PROVIDED AT RIGHT.)
---------------------------------------------------------------------------------------------------------------------------
2.   Proposal to amend the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock,
     $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

3.   Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the number of authorized shares of
     Common Stock, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN


                                       (Continued, and to be signed on reverse side)

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN



    You have the right to instruct the Trustee, which is the holder of record of the Company's Series A Special Voting Preferred Stock, how to vote such stock with respect to the Exchangeable Shares of Moores Retail Group Inc. ("Moores") held by you. Unless otherwise instructed below, by executing this Proxy Voting Instructions you authorize and direct the Trustee to vote the votes of the Preferred Stock represented by all of your Exchangeable Shares in accordance with this Proxy Voting Instructions. IF NOT OTHERWISE SPECIFIED HEREIN, THE UNDERSIGNED DIRECTS THE TRUSTEE TO VOTE FOR EACH OF THE NOMINEES LISTED HEREIN AND FOR PROPOSALS 2,3, AND 4. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.

                                      -or-

[ ] Please provide the undersigned Shareholder with a proxy entitling the Shareholder to attend the meeting personally and exercise the votes to which he is entitled pursuant to the Voting Trust Agreement dated as of February 10, 1999.




    I hereby withhold instructions with respect to                          Dated                             , 2000
                                                                                 -----------------------------
__________________ shares of Exchangeable
Shares of Moores.                                                           -----------------------------------------

                                                                            -----------------------------------------
                                                                                    Signature of Shareholder




                                                                               PLEASE MARK, SIGN, DATE AND RETURN
                                                                           TO THE TRUSTEE BY FACSIMILE (416-867-6264)
                                                                                 AT OR PRIOR TO THE CLOSE OF
                                                                                   BUSINESS ON JUNE 19, 2000

PROXY                      THE MEN'S WEARHOUSE, INC.                       PROXY

           THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 21, 2000

     The undersigned shareholder of the one share of The Men's Wearhouse, Inc. (the "Company") Series A Special Voting Preferred Stock hereby appoints George Zimmer and David H. Edwab, or either of them, attorneys and proxies of the undersigned, with full power of substitution to vote, as designated below, the number of votes which the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company to be held at 3:00 PM, central daylight time, on Wednesday, June 21, 2000, at The Houstonian Hotel, 111 N. Post Oak Lane, Houston, Texas, and at any adjournment or adjournments thereof.


1.   Election of Directors:
     [ ] Votes FOR all nominees listed, except as indicated to     [ ] Votes WITHHOLD AUTHORITY to vote for election
         the contrary below                                            of all Nominees

     Nominees: George Zimmer, David H. Edwab, Richard E. Goldman, Harry M. Levy, Robert E. Zimmer, James E. Zimmer,
               Stephen H. Greenspan, Rinaldo Brutoco, Michael L. Ray and Sheldon I. Stein.

     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT PERSON'S NAME AND THE NUMBER OF
     VOTES AS TO WHICH SUCH AUTHORITY IS WITHHELD IN THE SPACE PROVIDED AT RIGHT.)
---------------------------------------------------------------------------------------------------------------------------
2.   Proposal to amend the Company's 1996 Stock Option Plan to increase the number of authorized shares of Common Stock,
     $.01 par value, with respect to which options may be granted under the plan from 1,125,000 shares to 1,850,000 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN

3.   Proposal to amend the Company's 1992 Non-Employee Director Stock Option Plan to increase the number of authorized shares of Common Stock, $.01 par value, with respect to which options may be granted under the plan from 67,500 shares to 117,500 shares.

                            [ ] FOR                       [ ] AGAINST                   [ ] ABSTAIN


                                       (Continued, and to be signed on reverse side)

4. Proposal to ratify the appointment of Deloitte & Touche LLP as independent auditors.

           [ ] FOR          [ ] AGAINST            [ ] ABSTAIN


    This Proxy will be voted as directed. As noted in the accompanying proxy statement, receipt of which is hereby acknowledged, if any of the listed nominees becomes unavailable for any reason and authority to vote for election of directors is not withheld, the shares will be voted for another nominee or other nominees to be selected by the Board of Directors.


                                Dated ____________________________________, 2000


                                ------------------------------------------------

                                ------------------------------------------------
                                             Signature of Shareholder


                                         PLEASE MARK, SIGN, DATE AND
                                              RETURN IMMEDIATELY